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Exhibit 99.1

Report of Independent Auditors

To the Board of Directors and Stockholders of
Closedloop Solutions, Inc.

        In our opinion, the accompanying balance sheets and the related statements of operations, of redeemable convertible preferred stock and stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Closedloop Solutions, Inc. at October 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                      /s/ PricewaterhouseCoopers

San Jose, California
April 30, 2003, except for Notes 1 and 2 as to which the date is September 30, 2003.

Closedloop Solutions, Inc.
Balance Sheets
(in thousands, except share and per share data)

		October 31,
	July 31, 2003
		2002	2001
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$508	$790	$6,031
Accounts receivable, less allowance for doubtful accounts of $—, $—, and $—	144	148	91
Prepaid expenses and other current assets	87	122	130

Total current assets	739	1,060	6,252
Property and equipment, net	669	1,003	1,359
Other assets	461	470	200
Restricted cash	350	450	800

Total assets	$2,219	$2,983	$8,611

Liabilities, Redeemable Convertible Preferred Stock and Stockholder's Deficit
Current liabilities:
Accounts payable	$116	$121	$170
Accrued liabilities	535	443	538
Deferred rent	—	—	356
Equipment line	298	413	380
Bridge loan	—	1,313	—
Revolving line of credit	—	—	500
Deferred revenue	1,607	1,641	1,303

Total current liabilities	2,556	3,931	3,247
Equipment line, net of current portion	2	214	607

Total liabilities	2,558	4,145	3,854

Commitments (Note 4)
Redeemable convertible preferred stock, net:
Authorized: 13,700,000 shares, $0.001 par value
Issued and outstanding: 24,508,708 in 2003, and 9,830,179 in 2002 and 2001
Aggregate liquidation value: $21,579 at October 31, 2002	27,322	21,535	21,535
Stockholders' deficit:
Common Stock:
Authorized: 28,200,000 shares, $0.001 par value
Issued and outstanding: 4,626,661 in 2003, 4,616,661 in 2002 and 4,499,735 in 2001	5	5	4
Additional paid-in capital	674	672	321
Accumulated deficit	(28,340)	(23,374)	(17,103)

Total stockholders' deficit	(27,661)	(22,697)	(16,778)

Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$2,219	$2,983	$8,611

The accompanying notes are an integral part of these financial statements.

Closedloop Solutions, Inc.
Statements of Operations
(in thousands except share and per share data)

	Nine Months Ended July 31,		Year Ended October 31,
	2003	2002	2002	2001
	(Unaudited)	(Unaudited)
Revenue:
License fees	$535	$1,342	$1,388	$558
Services	285	457	532	32
Hosting and support	390	383	821	153

Total revenues	1,210	2,182	2,741	743

Cost of revenue:
Cost of license fees	669	554	—	—
Cost of services	287	456	759	750
Cost of hosting and support	385	479	1,399	1,681

Total cost of revenues	1,341	1,489	2,158	2,431

Gross profit (loss)	(131)	693	583	(1,688)

Operating expenses:
Research and development	2,102	2,638	3,172	5,547
Sales and marketing	1,405	1,678	2,198	3,221
General and administrative	1,116	692	1,335	1,828

Total operating expenses	4,623	5,008	6,705	10,596

Operating loss	(4,754)	(4,315)	(6,122)	(12,284)
Gain (loss) on sale of fixed assets	(1)	11	12	—
Interest (expense) income, net	(211)	(21)	(161)	204

Net loss	$(4,966)	$(4,325)	$(6,271)	$(12,080)

The accompanying notes are an integral part of these financial statements.

Closedloop Solutions, Inc.
Statements of Redeemable Convertible Preferred Stock and Stockholders' Deficit
(in thousands)

	Redeemable Convertible Preferred Stock
			Common Stock
					Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount
Balance at October 31, 2000	7,280	$11,453	4,307	$4	$100	$(5,023)	$(4,919)
Issuance of Series C Redeemable Convertible Preferred Stock, net of issuance costs of $21	2,500	9,979	—	—	—	—	—
Exercise of options to purchase common stock	—	—	193	—	24	—	24
Stock-based compensation	—	—	—	—	135	—	135
Issuance of Series B Redeemable Convertible Preferred Stock to charitable foundation	50	103	—	—	—	—	—
Issuance of warrants in connection with borrowing agreements	—	—	—	—	62	—	62
Net loss	—	—	—	—	—	(12,080)	(12,080)

Balance at October 31, 2001	9,830	21,535	4,500	4	321	(17,103)	(16,778)
Exercise of options to purchase common stock	—	—	104	1	12	—	13
Stock-based compensation	—	—	—	—	33	—	33
Issuance of warrants in connection with borrowing agreements	—	—	—	—	301	—	301
Issuance of common stock for purchase of domain name	—	—	13	—	5	—	5
Net loss	—	—	—	—	—	(6,271)	(6,271)

Balance at October 31, 2002	9,830	21,535	4,617	5	672	(23,374)	(22,697)
Exercise of options to purchase common stock (Unaudited)	—	—	10	—	2	—	2
Issuance of Series D Redeemable Convertible Preferred Stock, net of issuance costs of $41 (Unaudited)	14,679	5,787	—	—	—	—	—
Net loss (Unaudited)	—	—	—	—	—	(4,966)	(4,966)

Balance at July 31, 2003 (Unaudited)	24,509	$27,322	4,627	$5	$674	$(28,340)	$(27,661)

The accompanying notes are an integral part of these financial statements.

Closedloop Solutions, Inc.
Statements of Cash Flows
(in thousands)

	Nine Months Ended July 31,		Year Ended October 31,
	2003	2002	2002	2001
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(4,966)	$(4,325)	$(6,271)	$(12,080)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	—	25	33	135
Amortization of warrants issued in connection with borrowing agreements	—	—	—	62
Depreciation and amortization	435	600	780	691
Amortization of warrants issued in connection with bridge loan financing	187	6	114	—
Gain on sale of property, plant and equipment	—	(11)	(12)	—
Charitable donation of preferred stock	—	—	—	103
Issuance of common stock for purchase of domain name	—	—	5	—
Changes in assets and liabilities:
Accounts receivable	4	(60)	(57)	(42)
Prepaids and other current assets	35	(7)	8	(14)
Other assets	9	(320)	(270)	39
Accounts payable	(5)	(120)	(49)	(112)
Accrued liabilities and deferred rent	92	(463)	(451)	201
Deferred revenue	(34)	(257)	338	1,145

Net cash used in operating activities:	(4,243)	(4,932)	(5,832)	(9,872)

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	1	13	13	—
Restricted cash	100	350	350	325
Investment in property, plant, equipment, and software	(102)	(325)	(425)	(932)

Net cash provided by (used in) investing activities	(1)	38	(62)	(607)

Cash flows from financing activities:
Proceeds from issuance of demand promissory notes	—	750	1,500	—
Proceeds from Series C Redeemable Convertible Preferred, net of issuance costs	—	—	—	9,979
Proceeds from Series D Redeemable Convertible Preferred, net of issuance costs	5,787	—	—	—
Proceeds from credit facilities	—	—	—	1,693
Repayment of demand promissory notes	(1,500)	—	—	—
Principal payments on long term debt	(327)	(765)	(860)	(206)
Proceeds from issuance of common stock	2	11	13	24

Net cash provided by (used in) financing activities	3,962	(4)	653	11,490

Net increase (decrease) in cash and cash equivalents	(282)	(4,898)	(5,241)	1,011
Cash and cash equivalents at beginning of period	790	6,031	6,031	5,020

Cash and cash equivalents at end of period	$508	$1,133	$790	$6,031

Supplemental disclosure of cash flow information:
Issuance of stock options to non-employees	$—	$25	$33	$135
Cash paid for interest	65	65	78	142
Issuance of warrants in connection with bridge loan financing	$—	$150	$301	$—

The accompanying notes are an integral part of these financial statements.

Closedloop Solutions, Inc.
Notes to Financial Statements

1.     Business Description

        Closedloop Solutions, Inc. (the "Company" or "Closedloop") provided a Dynamic Financial Control software platform that provided collaborative budgeting, planning and forecasting solutions using real-time, transactional functionality that improve managerial visibility and control of business enterprises.

        On September 30, 2003 Lawson Software, Inc. (Lawson), acquired the outstanding capital stock of Closedloop Solutions Inc. for $4.2 million in cash. Lawson develops and markets enterprise software solutions, which automate and integrate business processes facilitating collaboration among customers, partners, suppliers and employees.

        The Company is subject to risks and uncertainties including dependence on information technology spending by customers, well-established competitors, concentration of customers in a limited number of industries, fluctuations of quarterly results, a lengthy and variable sales cycle, dependence on principal products, and third-party technology, rapid technological change, and development of products that gain market acceptance.

2.     Summary of Significant Accounting Policies

Basis of Presentation

        The unaudited condensed consolidated financial statements included herein reflect all adjustments, in the opinion of management, necessary to fairly state the Company's consolidated financial position, results of operations and cash flows for the unaudited periods presented. These adjustments consist of normal, recurring items. The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts therein. Due to the inherent uncertainty involved in making estimates, actual results in future periods may differ from those estimates. The unaudited results of operations for the period ended July 31, 2003 are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year ending October 31, 2003. The unaudited condensed consolidated financial statements and notes are presented as permitted by the requirements for Form 10-Q and do not contain certain information included in the Company's annual financial statements and notes.

Liquidity

        The Company has been successful in completing four rounds of private equity financing with its last round totaling approximately $5.8 million (including conversion of $1.5 million of previously issued bridge loans and conversion of accrued interest of $36,000) during December 2002. However, the Company has incurred substantial losses and negative cash flows from operations since inception and has an accumulated deficit of approximately $23.4 million as of October 31, 2002. For the year ended October 31, 2002, the Company incurred a loss from operations of approximately $6.1 million and negative cash flows from operations of approximately $5.8 million. Management expects operating losses and negative cash flows to continue for the foreseeable future and anticipates that losses will increase from current levels because of additional costs and expenses related to brand development, marketing and other promotional activities, continued development of the Company's information technology infrastructure, expansion of product offerings and development of relationships with other businesses. The Company's operating plan requires it to raise additional capital to fund its 2003 operations or achieve its targeted sales objectives. Certain of these costs could be reduced if working capital decreased significantly. Failure to generate sufficient revenues, raise additional capital or reduce certain discretionary spending could have a material adverse affect on the Company's ability to continue as a going concern and to achieve its intended business objectives. The Company has significantly reduced operating expenses as of April 2003. On September 30, 2003 Lawson Software, Inc. ("Lawson") acquired Closedloop for $4.2 million in cash, through a merger between Closedloop and Circle Acquisition Inc., a wholly owned subsidiary of Lawson.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments

        The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents consist principally of money market accounts. The carrying amounts reported for cash, cash equivalents, restricted cash, accounts receivable and accounts payable are considered to approximate fair values based upon the short maturities of those financial instruments.

Restricted cash

        At October 31, 2002 and 2001, cash balances of approximately $450,000 and $800,000 were restricted from withdrawal and held by a bank in the form of certificates of deposit. These certificates of deposit serve as collateral supporting standby letters of credit issued to the Company's landlords as security deposits and will not be available until the leases for the Company's facilities expire. In December 2001, $350,000 was released from the restriction in connection with the renegotiation of the lease for a lower rental rate. In November 2002, $100,000 was released from the restriction in connection with the renegotiation of the lease for a lower rental rate. The restriction on the deposit of $350,000 will be released upon the expiration of the lease agreement in September 2006. See Note 10 "Subsequent Events (Unaudited)."

Concentrations of credit risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains substantially all of its cash and cash equivalent balances with two major financial institutions domiciled in the United States. The Company performs credit evaluations of its customers and generally does not require collateral of its customers.

        One customer accounted for 88% of gross aggregate accounts receivable at October 31, 2002.

        Three customers represented 15%, 14% and 12%, respectively, of revenue for the year ended October 31, 2002. Five customers represented 33%, 18%, 17%, 13% and 10% of revenue for the year ended October 31, 2001.

Long-lived assets

Property and equipment

        Property and equipment are stated at historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally two to three years. Major additions and improvements are capitalized, while replacements, maintenance and repairs that do not increase the life of the assets are charged to operations. Upon sale or retirement of property or equipment, cost and related accumulated depreciation and amortization are removed from the balance sheet and the resulting gain or loss is reflected in operations.

Impairment of long-lived assets

        The Company periodically evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposal. No losses from impairment have been recognized in the financial statements.

Revenue recognition

        The Company generates revenue from three sources: (i) software license revenue, derived from product sales to end users; (ii) professional services, derived primarily from implementation and training services and (iii) application management services, derived from monthly recurring fees for hosting services (software access) and application support services.

        The Company recognizes product revenue upon shipment if a signed contract exists, the fee is fixed or determinable, collection of resulting receivables is reasonably assured and the Company has vendor specific objective evidence ("VSOE") of fair value for the undelivered elements.

        As of October 31, 2002, deferred revenue included advance payments received from customers for services in respect of contracts for which the service period had not yet expired, or for which vendor specific objective evidence was not available for all the undelivered elements of the arrangement.

Income taxes

        Income taxes are accounted for using an asset and liability approach, which requires the recognition of current taxes payable or refundable and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or income tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The Company records a valuation allowance on its net deferred tax assets, if based on the weight of available evidence, management believes that it is more likely than not that the Company's net deferred tax assets will not be realized.

Stock-based compensation

        The Company uses the intrinsic value method to record stock-based compensation, which requires that deferred stock-based compensation be recorded for the difference between an option's exercise price and fair value of the underlying common stock on the grant date of the option. Pro forma net loss disclosures are presented below, which assume all employee options were valued using the minimum value method and the resulting stock-based compensation is amortized over the estimated life of the option, generally five years, using the multiple option approach. Stock-based compensation to non-employees is based on the fair value of the option estimated using the Black-Scholes model on the date of grant and revalued until vested. Compensation expense resulting from non-employee options is amortized to expense using the multiple options approach.

        Had compensation cost for the Company's stock option grants to employees been determined based on the fair market values of the stock option at the date of grant the Company's net loss would have changed to the pro forma amounts as follows (in thousands):

	Nine Months Ended July 31,		Year Ended October 31,
	2003	2002	2002	2001
Net loss, as reported	$(4,966)	$(4,325)	$(6,271)	$(12,080)
Deduct: Stock-based employee compensation expense determined under the fair value based method for all awards	(20)	(32)	(42)	(45)

Pro forma net loss	$(4,986)	$(4,357)	$(6,313)	$(12,125)

        These pro forma disclosures may not be indicative of future amounts. Additional awards in future years are anticipated.

Comprehensive loss

        Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. There were no differences between net loss for the years ended October 31, 2002 and 2001 and comprehensive loss for each of these periods.

Research and development

        Research and development costs are expensed as incurred. Capitalization of software development costs begins upon the establishment of technological feasibility of the product and ends when the product is available for general release to customers. Such capitalized costs are amortized on a straight-line basis over the software's estimated economic useful life of 3 years and charged to cost of revenue. During the year ended October 31, 2002, the Company capitalized $159,000 of costs related to the development of computer software. Such costs were not material in the year ended October 31, 2001 and were therefore not capitalized in that year. Amortization relating to the capitalization of software development costs were $207,000 and $152,000 for the years ended October 31, 2002 and 2001, respectively. These costs, net of accumulated amortization, are included as capitalized software costs in property and equipment.

Recent accounting pronouncements

        In November 2002, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warrant liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company believes that the adoption of this standard will have no material impact on its financial statements.

        In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company believes that the adoption of this standard will have no material impact on its financial statements.

        In December 2002, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure." SFAS No.148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. The transition and annual disclosure requirements of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The Company believes that the adoption of this standard will have no material impact on its financial statements (see Notes 2 and 7).

        In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51." FIN No. 46 requires certain variable interest entities, or VIEs, to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 is effective for all VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, the provisions of FIN No. 46 must be applied for the first interim or annual period beginning after December 15, 2003. The Company currently has no contractual relationship or other business relationship with a variable interest entity and therefore the adoption of FIN No. 46 did not have a material effect on the Company's financial position, results of operations or cash flows.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Upon adoption of SFAS 150 the Company's preferred stock will be reclassified to equity.

3.     Components of Certain Financial Statement Captions

	October 31,
	2002	2001
Property and equipment (in thousands):
Computer equipment	$1,096	$925
Office furniture and equipment	202	169
Leasehold improvements	723	708
Capitalized software development costs	769	610

	2,790	2,412
Less: Accumulated depreciation and amortization	(1,787)	(1,053)

	$1,003	$1,359

        Depreciation expense for the years ended October 31, 2002 and 2001 was $780,000 and $691,000, respectively.

	October 31,
	2002	2001
Accrued liabilities (in thousands):
Accrued trade expenses	$141	$173
Accrued payroll and benefits	302	365

	$443	$538

4.     Commitments

Operating leases

        The Company leases its facilities under a non-cancelable operating lease agreement, which expires in September 2006. Rent expense under the operating lease totaled $821,000 and $2,238,000 for the years ended October 31, 2002 and 2001. In 2001, this includes a $1,200,000 payment for early termination of an office space lease.

        The aggregate future minimum lease payments under all non-cancelable operating leases are as follows (in thousands):

October 31, 2002
2003	$348
2004	348
2005	348
2006	319
2007	—

$1,363

        See Note 10 "Subsequent Events (Unaudited)."

Borrowings

        In November 2000, the Company entered into a line of credit agreement with a financial institution for an equipment line of $1,500,000 and a revolving line of $500,000. The line of credit expires in November 2005 and bears interest at a rate equal to one percent (1%) above the Prime Rate per annum. The line is collateralized by all assets of the Company, except intellectual property. Under the line of credit, the Company is required to maintain certain financial covenants. The Company complied with these covenants throughout fiscal 2001 and 2002.

        At October 31, 2002, the Company had outstanding borrowings of $627,000 under the equipment line and no amounts due under the revolving line. These amounts are repayable as follows (in thousands):

Equipment Line
As of:
October 31, 2003	$413
October 31, 2004	214

$627

        See Note 10 "Subsequent Events (Unaudited)."

5.     Bridge Loan

        In July and September 2002, the Company issued a $1,500,000 Bridge Loan Note to venture capital funds with an interest rate of 8% per annum. The outstanding principal and accrued interest are convertible into Series D Mandatorily Redeemable Convertible Preferred Stock at the current per share market price, or in the event that the Series D financing does not close within 120 days of note issuance, the Bridge Loan is convertible into Series A Mandatorily Redeemable Convertible Preferred Stock at a price of $0.6154 per share.

        In connection with the issuance of the Bridge Loan, warrants were issued that allowed the holder to invest up to 30% of the face value of the notes in Series D Preferred Stock at the price per share established in the Series D financing. The allocated fair value of the warrants of $301,000 was recorded as Additional Paid in Capital.

        The fair value of the warrants was determined using the Black Scholes option-pricing model with the following assumptions:

Expected life of warrant	7 years
Volatility	100%
Risk-free interest rate	3.54%
Dividend yield	0.00%

        As a result of the allocation of part of the proceeds to the warrants, the Bridge Loan was recorded at a discount to face value of $301,000. This discount is being expensed to interest expense over the period of the loan. In the current year, $114,000 of the discount had been amortized.

        The bridge loan and accrued interest was converted into Series D Preferred Stock on December 9, 2002 (see Note 6).

6.     Redeemable Convertible Preferred Stock

        The Company's Certificate of Incorporation authorizes the Company to issue 13,700,000 shares of preferred stock. Designated and outstanding preferred stock and its principal terms are as follows at October 31, 2002 (in thousands, except share amounts):

	October 31, 2002
Series	Net Carrying Amount	Issued and Outstanding	Shares Reserved for Conversion	Liquidation Value
A	$1,493	2,437,425	2,437,425	$1,500
B	10,063	4,892,754	4,892,754	10,079
C	9,979	2,500,000	2,500,000	10,000

	$21,535	9,830,179	9,830,179	$21,579

        The net carrying amount is comprised of the original issuance amount less stock issuance costs of the redeemable convertible preferred stock.

        On December 9, 2002, the Company completed its Series D Preferred Stock financing and sold 14,571,044 shares at a price of $0.3971 per share for gross proceeds of $5.8 million (including conversion of $1.5 million of previously issued bridge loans and conversion of accrued interest of $36,000).

        On February 9, 2003, the Company completed a second closing of its Series D Preferred Stock financing and sold 107,485 shares at a price of $0.3971 per share for gross proceeds of $43,000.In connection with this financing, the Company amended its Certificate of Incorporation. Under the amended Certificate of Incorporation, the Company is authorized to issue 34,000,000 shares of Preferred Stock and 58,000,000 shares of Common Stock. The rights, preferences and privileges of the preferred stockholders are as follows:

Dividends

        The Company's Certificate of Incorporation provides that all holders of Preferred Stock are entitled to non-cumulative dividends when, if, and as declared by the Board of Directors. The holders of Series A, Series B, Series C and Series D preferred stock are entitled to receive dividends in cash at an annual rate of $0.049 per share, $0.165 per share, $0.32 per share and $0.318 per share, respectively.

Liquidation

        In the event of any liquidation, dissolution, or winding up of the Company, including a merger, acquisition or sale of assets, before any distribution or payment is made to the holders of common stock and prior to and in preference to any distribution of assets or funds to the holders of Series A, Series B and Series C Preferred Stock, the holders of the Series D Preferred Stock are entitled to a liquidation preference of $0.7942 Preferred Stock; as adjusted for any stock dividends, combination or splits with respect to such shares, twice the original issue price, plus all declared and unpaid dividends thereon. After payment of the liquidation preference to the holders of Series D Preferred Stock, but before any distribution or payment is made to the holders of common stock, the holders of Series A, Series B and Series C Preferred Stock are entitled to a liquidation preference of an amount of $0.6154, $2.06 and $4.00, respectively, as adjusted for any stock dividends, combination or splits with respect to such shares, the original issue price for the Series A, Series B and Series C Preferred Stock, plus all declared and unpaid dividends thereon to the date fixed for such distribution. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. After setting apart or paying in full the preferential amount due the holders of preferred stock, the remaining assets of the Company shall be distributed ratably to the holders of common stock.

        See Note 10 "Subsequent Events (Unaudited)."

Conversion

        Each share of Series A, B, C and D Convertible Preferred Stock is convertible at the option of the holder, into the number of fully paid and non-assessable shares of common stock determined by dividing the preferred stock issuance price by its conversion price. The initial conversion prices of Series A, B, C and D Preferred Stock are equal to their original issuance prices of $0.6154, $2.06, $4.00 and $0.3971 per share respectively, which results in each share of Series A, B, C and D Preferred Stock being convertible on a one-to-one basis into shares of common stock.

        The Certificate of Incorporation contains certain anti-dilution provisions that would require the adjustment to the above conversion prices in the event that additional shares of common stock are issued at a price lower than the existing Series A, B, C and D Preferred Stock conversion prices.

        The convertible preferred stock automatically converts into common stock upon the closing of the sale of the Company's common stock, in an initial public offering of at least $3.00 per share and with gross proceeds to the Company of at least $15 million.

Voting

        Each holder of shares of Series A, B, C and D Preferred Stock is entitled to the number of shares of Common Stock into which such shares of Series A, B, C and D Preferred Stock are convertible. The holders of the Series A Preferred Stock, voting as a separate class, have the right to elect one member of the Board of Directors. The holders of the Series B Preferred Stock, voting as a separate class, have the right to elect one member of the Board of Directors. The holders of the Series C Preferred Stock, voting as a separate class, have the right to elect one member of the Board of Directors. The holders of the Series D Preferred Stock, voting as a separate class, have the right to elect one member of the Board of Directors. The holders of the Common Stock, voting as a separate class, have the right to elect two members of the Board of Directors. The holders of the Preferred Stock and Common Stock, voting together as a single class, have the right to elect one member of the Board of Directors.

7.     Common Stock

        The Company's Certificate of Incorporation, as amended, authorizes the Company to issue 58,000,000 shares of common stock. Each share of common stock has the right to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of preferred stock at the time outstanding. The Company has not declared or paid cash dividends as of October 31, 2002.

        In December 1998, the Company sold 4,038,465 shares of common stock to its founders for proceeds of $26,250. Under the stock purchase agreement with the founders, any unvested shares are subject to repurchase by the Company for a period of 90 days after termination of services to the Company. 216,346 shares were released from this repurchase right one month after issuance. The remaining unvested shares are released from this repurchase right ratably over 48 months. At October 31, 2002 and 2001, 36,058 and 1,045,674 common shares were subject to repurchase by the Company.

Stock Option Plan

        In January 1999, the Company adopted the 1999 Equity Incentive Plan (the "1999 Plan"). Under the 1999 Plan, the Board of Directors may issue incentive stock options to employees and nonqualified stock options to consultants and directors. Under the 1999 Plan, all incentive stock options are to be granted at an exercise price of 100% of fair value of the Company's common stock at the date of grant with the exception of those grantees who hold more than 10% of the voting power of all classes of Company stock. These grantees options are issued at no less than 110% of fair value of the Company's common stock at date of grant. Nonqualified stock options must be issued at no less than 85% of fair value of the Company's common stock at the date of grant with the exceptions of those grantees who hold more than 10% of the voting power of all classes of Company stock. These grantees' options are issued at no less than 110% of fair value of the Company's common stock at date of grant. Exercisability of the options is to be determined by the Board of Directors on a case by case basis; however, in general, all options are immediately exercisable upon vesting. Options generally vest over four years, 25% after one year, with the remaining 75% vesting monthly over the remaining three years. Options generally have a ten year term.

        See Note 10 "Subsequent Events (Unaudited)."

        Option activity under the plan is as follows (in thousands, except per share amounts):

		Options Outstanding
	Shares Available for Grant	Number of Shares	Exercise Price Per Share	Weighted Average Exercise Price
Balance, October 31, 2000	1,462	1,918	$0.07-$0.21	$0.16
Additional shares reserved	800	—
Options granted	(1,312)	1,312	$0.21-$0.40	$0.34
Options cancelled	461	(461)	$0.21-$0.40	$0.18
Options exercised	—	(193)	$0.07-$0.40	$0.13

Balance, October 31, 2001	1,411	2,576	$0.07-$0.40	$0.24
Options granted	(650)	650	$0.40	$0.40
Options cancelled	264	(264)	$0.07-$0.40	$0.27
Options exercised	—	(104)	$0.07-$0.40	$0.13

Balance, October 31, 2002	1,025	2,858	—	$0.28

        The following table summarizes information with respect to stock options outstanding at October 31, 2002 (in thousands, except per share amounts):

October 31, 2002 Options Outstanding				Options Currently Exercisable without Rights of Repurchase by the Company
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
$0.07	448	6.63	$0.07	320	$0.07
$0.21	1,017	7.77	$0.21	591	$0.21
$0.40	1,393	8.96	$0.40	293	$0.40

	2,858	7.82	$0.28	1,204	$0.22

Fair value disclosures

        The weighted average minimum value of options granted during the years ended October 31, 2002 and 2001 was $0.07 per share.

        The fair value of each option grant has been estimated on the date of grant using the minimum value method with the following assumptions:

	Year Ended October 31,
	2002	2001
Weighted average risk-free interest rate	4.19%	4.58%
Expected lives	5 years	5 years
Dividend yield	0%	0%

Non-employee stock-based compensation

        The For the years ended October 31, 2002 and 2001, the Company issued options to purchase 90,600 and 281,600 shares of common stock, respectively, which were fully exercisable and vested at exercise prices $0.40 per share to various consultants for services rendered, at the deemed fair value of the Company's common stock. Options granted to non-employees are typically subject to vesting provisions or to performance based milestones. Accordingly, the remaining unvested options subject to vesting provisions are revalued at the end of each reporting period using the Black-Scholes option pricing model assumptions at that date. Options subject to performance based milestones are valued at the date that the options are earned by the non-employee using the Black-Scholes option pricing model assumptions at that date.

        The fair values of these non-employee options were estimated using the following assumptions:

	Year Ended October 31,
	2002	2001
Weighted average risk-free interest rate	3.94%	4.58%
Expected life	10 years	10 years
Dividend yield	0%	0%
Expected volatility	100%	100%

8.     Income Taxes

        At October 31, 2002, the Company had approximately $21,512,000 and $18,327,000 of federal and state net operating loss carry forwards, respectively, available to reduce future taxable income which will begin to expire in 2019 for federal and 2004 for state tax purposes. The Company also had approximately $362,000 and $517,000 of federal and state tax credits available to offset future tax. The federal credits begin to expire in 2019. Under the Tax Reform Act of 1986, the amounts of benefits from net operating loss carry forwards may be impaired or limited if the Company experiences a cumulative ownership change of more than 50% as defined, over a three-year period.

        The Company's deferred tax assets and liabilities are as follows (in thousands):

	October 31,
	2002	2001
Deferred tax assets:
Net operating loss carry forwards	$8,383	$6,098
Research and development credits	894	530
Other	490	541

Net deferred tax asset	9,767	7,169
Valuation allowance	(9,767)	(7,169)

	$—	$—

        Based on the available objective evidence, the Company believes it is more likely than not that the deferred tax assets will not be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets at October 31, 2002 and 2001.

9.     401(k) Plan

        Effective January 2000, the Company adopted a 401(k) savings plan, which allows all employees to participate by making salary deferrals of their eligible earnings, not to exceed the amount of 25% of compensation per year, as contributions to the 401(k) savings plan. The Company may, at its sole discretion, contribute and allocate to each eligible participant's account, a percentage of the participants' elective deferral contribution. Matching contributions, if any, are determined as of the end of the plan year. The Company has made no matching contributions to the 401(k) savings plan. As a result of the acquisition of the Company through a merger with Circle Acquisitions Inc., a wholly owned subsidiary of Lawson Software, Inc., on September 30, 2003, participation and contributions to the 401(k) savings plan were frozen and the Plan was suspended.

10.   Subsequent Events (Unaudited)

        On September 30, 2003 Lawson acquired Closedloop for $4.2 million in cash, through a merger between Closedloop and Circle Acquisition, Inc., a wholly owned subsidiary of Lawson.

        Upon the acquisition the Company paid $350,000 to terminate its office lease arrangements and the restricted cash held by the landlord was released from restriction.

        The Company also repaid in full the equipment line described in Note 4.

        The Company also paid an amount of $2.7 million to the holders of the Series D Preferred Stockholders in accordance with the preferences described in Note 6.

        All outstanding Closedloop options were cancelled upon the acquisition.

QuickLinks

  Exhibit 99.1
Report of Independent Auditors
Closedloop Solutions, Inc. Balance Sheets (in thousands, except share and per share data)
Closedloop Solutions, Inc. Statements of Operations (in thousands except share and per share data)
Closedloop Solutions, Inc. Statements of Redeemable Convertible Preferred Stock and Stockholders' Deficit (in thousands)
Closedloop Solutions, Inc. Statements of Cash Flows (in thousands)
Closedloop Solutions, Inc. Notes to Financial Statements